UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  September 19, 2008

MAGNETEK, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-10233	95-3917584
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

N49 W13650 Campbell Drive
Menomonee Falls, WI	53051
(Address of Principal Executive Offices)	(Zip Code)

(262) 783-3500

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c) On September 19, 2008, the Board of Directors accepted the decision of David P. Reiland, age 54, to retire from his responsibilities as the President and Chief Executive Officer of Magnetek, Inc., effective October 31, 2008.  Mr. Reiland served the Company as President and Chief Executive Officer since November 1, 2006, and he also held various executive positions, including Executive Vice President of the Company since 2001 and Chief Financial Officer since 1988, after joining the Company in 1986.

Mr. Reiland, who is standing for reelection as a member of the Company’s Board of Directors at the Company’s 2008 annual shareholders’ meeting scheduled on October 24, 2008, would continue as a director following October 31, 2008.

On September 19, 2008, the Board of Directors appointed Peter M. McCormick, age 48, to serve as President and Chief Executive Officer of the Company, effective October 31, 2008.  Mr. McCormick has been Executive Vice President and Chief Operating Officer of the Company since November 2006 and was the Executive Vice President responsible for the Company’s Power Control Systems Group from 2002 to November 2006.  Prior to that, he served as the President of the Company’s Industrial Controls Group from 1999 until 2002.  Since joining the Company in 1993, Mr. McCormick has also served as the Vice President of Operations for the Drives Group from 1998 until 1999 and as Vice President of the Custom Products Business Group from 1996 until 1998.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  September 25, 2008

MAGNETEK, INC.

/s/ Marty J. Schwenner
By: Marty J. Schwenner
Vice President and Chief Financial Officer